Exhibit 10.10

THIS NOTE AND THE NETLOGIC MICROSYSTEMS, INC. SHARES WHICH MAY BE RECEIVED PURSUANT TO THE CONVERSION OF THIS NOTE (“SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED MARCH 18, 2004, BY AND AMONG NETLOGIC MICROSYSTEMS, INC. AND THE PURCHASERS PARTY THERETO.

CONVERTIBLE PROMISSORY NOTE

$__________________	Mountain View, California

March 18, 2004

FOR VALUE RECEIVED, the undersigned, NetLogic Microsystems, Inc., a Delaware corporation (“Company”), promises to pay to the order of                                                      ,                                                       (“Purchaser”), at such place as Purchaser may from time to time designate by written notice to Company, in lawful money of the United States of America, the sum of                                  ($                        ) (or, if less, the aggregate unpaid principal amount of all sums advanced under this Note), plus interest from the date of this Note on the unpaid balance, subject to the provisions of that certain Note and Warrant Purchase Agreement of even date herewith among Company, Purchaser and the other parties thereto (the “Purchase Agreement”). All principal and interest are to be paid without setoff or counterclaim as set forth below (except as otherwise agreed to in writing). Company further agrees as follows:

Section 1. Interest Rate.

(a) Simple interest shall accrue at a rate equal to 10% per annum. In no event shall interest under this Note ever exceed the maximum rate of interest permitted by applicable law.

(b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

Section 2. Payments and Advances.

(a) Unless converted as provided in Section 4 of this Note, all unpaid principal under this Note shall be due and payable by Company in full on the first anniversary of the date hereof (the “Maturity Date”), and all accrued and unpaid interest also shall be due and payable on the Maturity Date; provided that in the event of (i) a Qualified Offering, or (ii) a Change of Control Transaction (as each is defined in the Purchase Agreement), such principal and interest shall be due and payable in full on the 30th calendar day (or, if such day is not a business day, the first business day thereafter) after the closing date of the Qualified Offering or Change of Control Transaction (as such closing date is specified in the definitive agreements regarding each such respective transaction), as applicable. All payments shall be applied first to accrued interest and then to principal.

(b) Company shall have the right to prepay this Note in full or in part and without premium or penalty 10 business days after giving notice to Purchaser of Company’s intention to prepay this Note. All such prepayments shall be applied first to accrued interest and then to principal. Any notification by Company of its intent to prepay this Note shall not prevent conversion as described in Section 4 prior to such prepayment

Section 3. Default. It shall be an event of default (“Event of Default”), and the entire unpaid principal of this Note, together with any accrued and unpaid interest, shall become immediately due and payable, at the election of Purchaser, upon the occurrence of any of the following events:

(a) any failure on the part of Company to make any payment under this Note when due, whether by acceleration or otherwise;

(b) any failure on the part of Company to keep or perform any of the material terms or provisions (other than payment) of this Note;

(c) Company shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

(d) a proceeding shall be commenced against Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within 60 days after the commencement thereof;

(e) Company consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within 30 days; or

(f) the dissolution, termination of existence, or insolvency of Company.

Section 4. Conversion into Equity Securities of Company. The principal amount of, and accrued and unpaid interest on, this Note is convertible into shares of equity securities of Company on the terms and conditions set forth in Section 3 of the Purchase Agreement.

Section 5. Waivers.

(a) Company hereby, to the fullest extent permitted by applicable law, waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

(b) Company agrees that a waiver of rights under this Note shall not be deemed to be made by Purchaser unless such waiver shall be in writing, duly signed by Purchaser, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Purchaser or the obligations of Company in any other respect at any other time.

(c) Company agrees that in the event Purchaser demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

Section 6. Collection Costs. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Purchaser to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.

Section 7. Assignment of Note. Company may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger of Company with or into another corporation) without the prior written consent of Purchaser. This Note may be assigned at any time by Purchaser; provided that such assignee agrees in writing to be bound by the terms and conditions of this Note and the Purchase Agreement. Company agrees not to assert against any assignee of this Note any claim or defense which Company may have against any assignor of this Note.

Section 8. Miscellaneous. This Note shall be governed by the provisions of Section 10 of the Purchase Agreement.

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IN WITNESS WHEREOF, Company has executed this Note effective as of the date first set forth above.

NETLOGIC MICROSYSTEMS, INC., a Delaware corporation

By:

Ronald S. Jankov
President and Chief Executive Officer

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